UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

NEWHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54819	20-4754291
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27936 Lost Canyon Road, Suite 202, Santa Clarita, CA 91387

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (661) 251-0001

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2020, on December 11, 2020 NewHydrogen, Inc. a wholly-owned subsidiary of BioSolar Inc. (“Company’), entered into a Sponsored Research Agreement with the Regents of the University of California (the “University”), on behalf of its Los Angeles Campus pursuant to which the University performs research with respect to Discovery of Efficient and Stable Earth-Abundant Material based Catalyst for Hydrogen Electrolysis (the “Sponsored Research Agreement”) which agreement was subsequently amended on March 1, 2021 .

On June 16, 2021, the Company entered into Sponsored Research Agreement Second Amendment (the “Amendment Agreement”). Pursuant to the Amendment Agreement, the Sponsored Research Agreement was further amended to among other things (i) increase the consideration payable to the University under the Agreement to $1,897,368”; (ii) amend the scope of work under the Sponsored Research Agreement; and (iii) update the schedule of payments to the University.

The foregoing description of the Amendment is subject to, and qualified in its entirety by the terms of the Amendment which is attached hereto as Exhibit 10.1. On June 22, 2021, the Company issued a press release with respect to the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Second Amendment to the Sponsored Research Agreement
99.1	Press Release dated June 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewHydrogen, Inc.

Date: June 22, 2021	/s/ David Lee
David Lee
Chief Executive Officer

3